Exhibit 99.h4

CONTEXT CAPITAL FUNDS

Amendment No. 1 to

Transfer Agency and Services Agreement

THIS AMENDMENT is made as of September 30, 2016, by and between ALPS Fund Services, Inc. (“ALPS”), Context Capital Funds (the “Trust”), and Foreside Management Services, LLC (“Foreside”).

WHEREAS, ALPS, the Trust and Beacon Hill Fund Services, Inc. (“Beacon Hill”) entered into a Transfer Agency and Services Agreement, dated November 1, 2015 (the “Agreement”);

WHEREAS, on July 31, 2016, Beacon Hill assigned its interests and obligations under the Agreement to Foreside; and

WHEREAS, ALPS, the Trust and Foreside wish to modify the list of funds on Appendix A – LIST OF FUNDS to the Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF FUNDS. APPENDIX A – LIST OF FUNDS to the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF FUNDS.

2.	Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment No. 1 has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment No. 1 first set forth above.

CONTEXT CAPITAL FUNDS

By:	/s/ David Bunstine
Name:	David Bunstine
Title:	President

ALPS FUND SERVICES, INC.

By:	/s/ Bradley J. Swenson
Name:	Bradley J. Swenson
Title:	Chief Operating Officer

FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ David M. Whitaker
Name:	David M. Whitaker
Title:	President

APPENDIX A

LIST OF FUNDS

Context Macro Opportunities Fund

Context Strategic Global Equity Fund

A-1